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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ask Jeeves, Inc. of our report dated March 22, 1999, except Note 9 as to which the date is November 19, 1999, relating to the financial statements of Net Effect Systems, Inc., which appear in the Current Report on Form 8-K/A dated January 20, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Woodland Hills, California
October 8, 2001

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  EXHIBIT 23.2